UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 30, 2008, Dollar Thrifty Automotive Group, Inc. (the “Company”) announced that it reduced its overall workforce by approximately 6% to adjust the Company’s cost structure for current economic conditions. The reduction affected senior management, 30% reduction; headquarters staff, 15% reduction; and the Company’s field staff, 5% reduction. The total workforce reduction involved approximately 400 employees. The Company expects that the workforce reduction will result in a charge in the fourth quarter of 2008 of approximately $4 million for estimated cash severance payments.

The Company’s press release relating to the workforce reduction is attached hereto as Exhibit 99.54 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.54	News release reporting on workforce reduction, issued by Dollar Thrifty Automotive Group, Inc. on October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

October 31, 2008	By:	/s/ H. CLIFFORD BUSTER, III
H. Clifford Buster, III

Executive Vice President, Chief

Financial Officer and Principal Financial

Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.54	News release reporting on workforce reduction, issued by Dollar Thrifty Automotive Group, Inc. on October 30, 2008

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